Exhibit 99.1

News Release

Abbott and Alere Amend Terms of Merger Agreement

ABBOTT PARK, Ill. and WALTHAM, Mass., April 14, 2017 — Abbott and Alere Inc. announced today that the companies have agreed to amend the existing terms of their agreement for Abbott’s acquisition of Alere.

Under the amended terms, Abbott will pay $51 per common share to acquire Alere, for a new expected equity value of approximately $5.3 billion, reduced from the originally expected equity value of approximately $5.8 billion.

The transaction is expected to close by the end of the third quarter of 2017, subject to the approval of Alere shareholders and the satisfaction of customary closing conditions, including applicable regulatory approvals.

Under the amended terms, the date by which necessary regulatory approvals must be received has been extended to Sept. 30, 2017, from April 30, 2017. Additionally, the companies have agreed to dismiss their respective lawsuits.

On Feb. 1, 2016, Abbott and Alere announced a definitive agreement for Abbott to acquire Alere, the global leader in point of care diagnostics, which will significantly expand Abbott’s global diagnostics presence and leadership.

Point of care testing is a $5.5 billion segment and one of the fastest growing in vitro diagnostics segments, in part because many health care systems are increasing their reliance on these technologies to inform patient care decisions because of their ease of use, speed and accuracy.

About Alere

Alere believes that when diagnosing and monitoring health conditions, Knowing now matters™. Alere delivers reliable and actionable information by providing rapid diagnostic tests, enhancing clinical and economic healthcare outcomes globally. Headquartered in Waltham, Mass., Alere focuses on rapid diagnostics for cardiometabolic disease, infectious disease and toxicology.  For more information on Alere, please visit www.alere.com.

About Abbott

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 94,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Alere by Abbott.  In connection with the proposed acquisition, Alere intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Alere’s proxy statement in preliminary and definitive form. Stockholders of Alere are urged to read all relevant documents filed with the SEC, including Alere’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Alere at http://www.alere.com/en/home/investor-relations/sec-filings-and-financials.html or by directing a request to Juliet Cunningham, vice president, Alere Investor Relations at 858-805-2232 or ir@alere.com.

Participants in the Solicitation

Alere and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Alere in favor of the proposed transaction. Information about Alere’s directors and executive officers is set forth in Alere’s Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on Nov. 7, 2016, and its Annual Report on Form 10-K, for the fiscal year ended Dec. 31, 2015, which was filed with the SEC on Aug. 8, 2016. Information concerning the interests of Alere’s participants in the solicitation, which may, in some cases, be different than those of Alere’s stockholders generally, is set forth in the materials filed by Alere with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Alere Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements, including the risk that the proposed merger with Abbott may not be completed, the failure to receive the required stockholder approval or regulatory approvals of the proposed merger, the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K, for the fiscal year ended Dec. 31, 2015 (as filed with the SEC on Aug. 8, 2016) and other risk factors identified from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this communication. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Private Securities Litigation Reform Act of 1995

Abbott Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to Abbott’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2016, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Media:	Alere Media:
Scott Stoffel, +1 (224) 668-5201	Jackie Lustig, pr@alere.com
+1 (781) 314-4009
Abbott Financial:
Scott Leinenweber, +1 (224) 668-0791	Alere Financial:
Michael Comilla, +1 (224) 668-1872	Juliet Cunningham, ir@alere.com
+1 (858) 805-2232

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